EXHIBIT 23.1



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                              CONSENT OF ATTORNEYS


      Reference is made to the Registration Statement of Tian'an Pharmaceutical Co., Ltd. on Form SB-2 whereby certain shareholders of the Company propose to sell up to 400,000 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

      We hereby consent to the use of our opinion concerning the validity of the securities to be sold.


                                       Very truly yours,

                                       HART & TRINEN, L.L.P.



                                       /s/ William T. Hart

                                       William T. Hart

Denver, Colorado
June 21, 2006